UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 28, 2017

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COVENANT TRANSPORTATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	Emerging growth company

[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item1.01	Entry into a Material Definitive Agreement.

On November 28, 2017, Covenant Transportation Group, Inc., a Nevada corporation (the “Company”), and its direct and indirect wholly owned subsidiaries entered into the Fourteenth Amendment to Third Amended and Restated Credit Agreement (the “Fourteenth Amendment”) with Bank of America, N.A., as agent (the “Agent”), and JPMorgan Chase Bank, N.A. (together with the Agent, the “Lenders”), which amended that certain Third Amended and Restated Credit Agreement, dated September 23, 2008, by and among the Company, the Borrowers, the Agent, and the Lenders, as amended from time to time (the “Credit Agreement”).

The Fourteenth Amendment amends the Credit Agreement by, among other things, (i) extending the maturity date from September 23, 2018 to September 23, 2021, (ii) amending the Real Estate Amortization Amount and Real Estate Formula Amount with the intended effect of increasing the borrowing base real estate sublimit and lowering the amortization of the real estate sublimit, and (iii) providing consents and waivers to certain corporate restructuring activities.

The foregoing summary of the terms and conditions of the Fourteenth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Fourteenth Amendment, a copy of which will be filed as an exhibit to the Company's annual report on Form 10-K for the year ending December 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT TRANSPORTATION GROUP, INC.

Date: November 30, 2017	By:	/s/ Richard B. Cribbs
Richard B. Cribbs
Senior Vice President and Chief Financial Officer